EXHIBIT 5.1

                                Dennis Brovarone
                          ATTORNEY AND COUNSELOR AT LAW
                            18 Mountain Laurel Drive
                               Littleton, CO 80127
                      Phone 303 466 4092 / Fax 303 466 4826

March 30, 2011

Re: Registration Statement on Form S-1

Mary Wolf, Sole Director
Redstone Literary Agents, Inc.
1842 E Campo Bello Drive
Phoenix, AZ 85022

Director Wolf:

On behalf of Redstone Literary Agents, Inc., you have requested my opinion as to the legality of the issuance by Redstone Literary Agents, Inc., a Nevada corporation (the "Corporation") of 3,000,000 shares of Common Stock (the "Shares") being offered by the Corporation pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be filed on or about March 30, 2011.

Pursuant to your request I have reviewed and examined:

     (1)  The Articles of Incorporation of the Corporation;

     (2)  The Bylaws of the Corporation;

     (3)  Certain resolutions of the Director of the Corporation;

     (4) The Registration Statement; and (5) Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares offered by the Corporation, were duly authorized, pursuant to the Articles, Bylaws and Nevada law and that upon issuance will be legally issued, fully paid and non-assessable. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I consent to the use of this opinion in the Registration Statement as an exhibit thereto and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.
         .
                                Very truly yours,


                                /s/ Dennis Brovarone
                                -------------------------------
                                Dennis Brovarone
                                Attorney at Law